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                                  [LETTERHEAD]



                        CONSENT OF INDEPENDENT AUDITORS



     We consent to the reference to our firm under the caption "Independent Accountants" and to the use of our report dated February 23, 1996 with respect to the statutory-basis financial statements of AUSA Life Insurance Company, Inc., included in Amendment No. 6 to Registration Statement (Form N-4 No. 33-73734) and related Prospectus of Diversified Investors Variable Funds.



                                          ERNST & YOUNG LLP



Des Moines, Iowa

October 11, 1996


       Ernst & Young LLP is a member of Ernst & Young International, Ltd.

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                      CONSENT OF INDEPENDENT ACCOUNTANTS

                               ----------------



We consent to the inclusion in this Post-Effective Amendment No. 6 to the Registration Statement on Form N-4 (File No. 33-73734) of our reports dated February 13, 1996 and February 12, 1996 on our audits of the financial statements and financial highlights of Diversified Investors Variable Funds and Diversified Investors Portfolio, respectively.

We also consent to the references to our Firm in the Prospectus and in the Statement of Additional Information under the captions "Independent Accountants."


                                                /s/ COOPERS & LYBRAND L.L.P.
                                                ----------------------------
                                                Coopers & Lybrand L.L.P.


New York, New York
October 16, 1996